                                                                     EXHIBIT 4.4


                                                                            1998



         THIS INSTRUMENT IS SUBORDINATED TO THE EXTENT AND IN THE MANNER PROVIDED IN THE SUBORDINATION AGREEMENT REFERRED TO BELOW.

         NOTWITHSTANDING THE PROVISIONS OF SECTION 2.05 OF THE SECURITIES PURCHASE AGREEMENT REFERRED TO BELOW, THE INITIAL PRINCIPAL BALANCE OF THIS NOTE IS $____________, AND SUCH PRINCIPAL AMOUNT SHALL BE INCREASED BY THE AMOUNT OF ANY PAYMENTS OF INTEREST ON THIS NOTE IN KIND. FOR MORE INFORMATION, CONTACT THE COMPANY AT THE ADDRESS SPECIFIED IN THE SECURITIES PURCHASE AGREEMENT.

                                ________________

                   Senior Subordinated Secured Note due 2003

No. __                                                            Houston, Texas
$_________                                                       August __, 1998

         BRIGHAM EXPLORATION COMPANY, a Delaware corporation ("Company"), for value received, hereby promises to pay to the order of ___________ ("Purchaser"), to its account at __________________, ABA No. _________, Account No. __________, or such other account or address in the State of Texas as may be specified by the Purchaser, the principal amount of ___________ DOLLARS ($________), or, if less, the aggregate unpaid principal balance of this Note (including any additions to such principal balance as a result of the payment of interest owing in respect of this Note in kind, as more fully described below), together with interest on the unpaid balance of such principal amount in accordance with the Indenture dated as of August __, 1998 (the "Indenture"), between the Company, and ________________, as Trustee (the "Trustee"). The Indenture is being executed in connection with the Securities Purchase Agreement dated as of August __, 1998 (as modified from time to time, the "Securities Purchase Agreement", and together with the Indenture, the "Securities Purchase Documents") among the Company, the Purchaser and the other purchasers party thereto (together with the Purchaser, referred to collectively as the "Noteholders"), and ______________________________, as agent for the
Noteholders ("Agent").

         The Securities Purchase Documents provide for the making of loans by the Noteholders to the Company in exchange for, among other things, the issuance by the Company of the Notes and Warrants (as defined in the Securities Purchase Documents). The Company hereby acknowledges and agrees that, as of the date of the issuance of this Note and notwithstanding the provisions of
Section 2.05 of the Securities Purchase Agreement, the aggregate outstanding principal balance of this Note is $_________. In addition, the Securities Purchase Documents provide that payment of a portion of the interest owing by the Company in respect of the Notes may be made by the Company in kind. The Company hereby acknowledges and agrees that any such payments of interest in kind in respect of this Note shall be deemed to be additional principal advanced by the Purchaser under this Note and such additional principal shall be added to the unpaid principal amount of this Note owing by the Company to Purchaser in respect of this Note. The loan made by the Purchaser to the Company under this Note (including, without limitation, loans deemed to be made as a result of any payments of interest in kind) and all payments made on account of the principal amount of such loans shall be entered by the Purchaser in its records or on the grid attached hereto which is part of this Note; provided that, the failure of the Purchaser to make any such notation shall not impair or otherwise affect the Company's obligations under this Note.

         This Note is subject to optional prepayments, in whole or in part and without premium or penalty, as specified in the Securities Purchase Documents. Payments of principal and interest on this Note are subordinated to the extent provided in the Subordination Agreement dated as of August __, 1998 ("Subordination Agreement") among the Noteholders, the Agent and Bank of Montreal, as agent for certain senior bank lenders. Payments of principal and interest due on this Note shall be made in lawful money of the United States of America in accordance with the Securities Purchase Documents.

         This Note is issued pursuant to the Securities Purchase Documents and is subject to and entitled to the benefits of the Securities Purchase Documents and the security and support therefor, and the holder of this Note may enforce such rights in accordance with the Securities Purchase Documents. Without limiting the foregoing, upon the occurrence of an Event of Default (as defined in the Indenture), payments due under this Note may be accelerated in the manner and with the effect provided in the Securities Purchase Documents.

         It is the intention of the Purchaser and the Company to conform strictly to any applicable usury laws. Accordingly, the terms of the Securities Purchase Documents relating to the prevention of usury will be strictly followed.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

                                        BRIGHAM EXPLORATION COMPANY



                                        By:
                                           ------------------------------
                                        Name: Craig M. Fleming
                                        Title: Chief Financial Officer

TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This is one of the securities referred to in the within-mentioned Indenture

CHASE BANK OF TEXAS, NATIONAL ASSOCIATION


By:
   ------------------------------
       Authorized Signatory

Dated:
      ------------------

LOAN, MATURITIES, AND PAYMENTS OF PRINCIPAL



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Date     Amount of   Maturity of      Amount of        Unpaid Principal    Notation Made
           Loan         Loan        Principal Paid          Balance               By
                                     or Prepaid
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

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



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